Exhibit 99.1

EXECUTION COPY

J.P.MORGAN
AMENDED AND RESTATED
CREDIT AGREEMENT
(TERM)

dated as of

January 2, 2009

among

JOHNSON OUTDOORS INC.

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

_____________________________

J.P. MORGAN SECURITIES INC. as Sole Bookrunner and Sole Lead Arranger

ii

iii

Table of Contents (Continued)
SCHEDULES:

Schedule 1.01 – Consolidated EBITDA Adjustments; Excluded Subsidiaries
Schedule 2.01 – Commitments
Schedule 3.01 – Subsidiaries
Schedule 5.12 – Non-Lender Accounts
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments
Schedule 6.10 – Existing Restrictions
Schedule 6.13 – Quarterly Financial Covenants

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Opinion of Loan Parties’ Counsel
Exhibit C – List of Closing Documents

AMENDED AND RESTATED CREDIT AGREEMENT (TERM) (the “Agreement”) dated as of January 2, 2009 among JOHNSON OUTDOORS INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2008 Restructuring” means, collectively, (i) the change in the name of “Old Town Canoe Company”, a Subsidiary, to “Johnson Outdoors Watercraft Inc.”, (ii) the Borrower’s creation of Johnson Outdoors Marine Electronics LLC, as a new Subsidiary, and the transfer of the Borrower’s marine electronics business to such new Subsidiary, (iii) the Borrower’s creation of Johnson Outdoors Gear LLC, as a new Subsidiary, and the transfer of the Borrower’s outdoor equipment business to such new Subsidiary, and (iv) the Borrower’s creation of Johnson Outdoors Diving LLC, as a new Subsidiary, and the transfer of the Borrower’s domestic diving business to such new Subsidiary.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company or other business entity, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company or other business entity.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (1) 3.50% and (2) the product of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, in the case of an affiliate of the Borrower, a Person that directly, or indirectly through one or more intermediaries, is Controlled by the Borrower and, in the case of an affiliate of the Administrative Agent or any Lender, a Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus½ of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period plus 1.25%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Amendment and Restatement” means the amendment and restatement of the Existing Credit Agreement as of the date hereof on the terms of this Agreement.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, the rate per annum equal to (i) the sum of (x) the Adjusted LIBO Rate plus (y) 5%, with respect to any Eurocurrency Loan, and (ii) the sum of (x) the Alternate Base Rate plus (y) 4% with respect to any ABR Loan.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Subordinated Debt” means Indebtedness in an aggregate original principal amount equal to at least $5,000,000 which is (i) subject to terms and conditions reasonably satisfactory to the Required Lenders, (ii) subject to an intercreditor agreement on terms reasonably satisfactory to the Required Lenders and (iii) fully subordinated to the Secured Obligations.

“Asset Coverage Ratio” means the ratio, determined as of the end of each calendar month for the most recent month, of (x) the sum of fifty percent (50%) of the book value of each of the accounts receivable and the inventory of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP measured for each such calendar month to (y) Consolidated Senior Indebtedness.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Johnson Outdoors Inc., a Wisconsin corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollars in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditures or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the Johnson Family shall at any time fail to own stock having, in the aggregate, votes sufficient to elect at least a fifty-one percent (51%) majority of the Board of Directors of the Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Johnson Family, of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; (d) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Johnson Family; (e) except as expressly permitted under the terms of this Agreement, including, without limitation, pursuant to Section 6.05, the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Equity Interests of the Borrower is reclassified or changed into or exchanged for cash, securities or other property; or (f) except as otherwise expressly permitted under the terms of this Agreement, the Borrower shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Capital Stock of each of the Borrower’s Subsidiaries or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Borrower’s Subsidiaries.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the property subject to any of the Senior Credit Liens, including the Pledged Equity, and the proceeds thereof.

“Collateral Agreements” means, collectively, the Security Agreement and all other security agreements, mortgages and comparable instruments and documents from time to time executed pursuant to the terms of the Revolving Credit Agreement in favor of the “Administrative Agent” for the benefit of the “Secured Parties” thereunder and in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $60,000,000.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary non-cash losses incurred other than in the ordinary course of business, (vi) non-cash foreign exchange charges, (vii) charges and expenses due to the termination or amendment of any interest rate hedge agreements, and (viii) items, if any, listed on Schedule 1.01 as credits for the relevant fiscal quarters minus, to the extent included in Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business, including foreign exchange gains, cash proceeds of litigation settlements with insurance providers of the Borrower or any of its Subsidiaries (to the extent such proceeds exceed the Borrower or its relevant Subsidiary’s expenses incurred in the same fiscal quarter or the preceding three fiscal quarters in reaching such settlement) and items, if any, listed on Schedule 1.01 as debits for the relevant fiscal quarters, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis; provided that solely for purposes of Section 6.13(d), to the extent the Borrower or any Subsidiary makes a Permitted Acquisition or any other Acquisition consented to by the Required Lenders or a disposition of assets outside the ordinary course of business that is permitted by Section 6.05 or consented to by the Required Lenders (or all of the Lenders to the extent required by Section 9.02) during the period of four fiscal quarters of the Borrower most recently ended, the Consolidated EBITDA shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower and reasonably satisfactory to the Administrative Agent), as if such Acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four quarter period.

 “Consolidated Interest Expense” means, with reference to any period, the cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates), calculated on a consolidated basis for the Borrower and its Subsidiaries for such period in accordance with GAAP.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries, as adjusted for changes in accounting treatment arising from the loss of hedge accounting related to interest rate Swap Agreements, in each case, calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Net Worth” means, at any time, the total consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such time, excluding the impact of non-cash unrealized gains or losses resulting from fluctuations in currency exchange rates occurring after October 3, 2008.

“Consolidated Rent Expense” means, with reference to any period, all payments under Operating Leases to the extent deducted in computing Consolidated Net Income, calculated in accordance with GAAP for the Borrower and its Subsidiaries on a consolidated basis for such period.

“Consolidated Senior Indebtedness” means at any time the sum, without duplication, of the aggregate Indebtedness of the Borrower and its Subsidiaries which is not subordinate to the Obligations under this Agreement, calculated on a consolidated basis as of such time in accordance with GAAP.

 “Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of the aggregate Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loan at such time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

“Electronic Delivery” has the meaning set forth in Section 5.01(a).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiaries” means the Subsidiaries listed in Schedule 1.01 hereto.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income  by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).

“Existing Credit Agreement” means the Credit Agreement, dated as of February 12, 2008, as amended, restated, supplemented or otherwise modified from time to time, as in effect immediately prior to the effectiveness of this Agreement.

 “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each fiscal quarter of the Borrower for the most-recently ended four fiscal quarters, of (i) the sum of (a) Consolidated EBITDA for such period, plus (b) Consolidated Rent Expense for such period, to (ii) the sum of (a) Consolidated Interest Expense during such period, plus (b) Consolidated Rent Expense for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, provided that solely for purposes of Section 6.13(a), to the extent the Borrower or any Subsidiary makes a Permitted Acquisition or any other Acquisition consented to by the Required Lenders or a disposition of assets outside the ordinary course of business that is permitted by Section 6.05 or consented to by the Required Lenders (or all of the Lenders to the extent required by Section 9.02) during the period of four fiscal quarters of the Borrower most recently ended, the Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower and reasonably satisfactory to the Administrative Agent), as if such Acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four quarter period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter or such shorter period as may be agreed to by the Administrative Agent with respect to the initial Borrowing, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees or agents made in the ordinary course of business), extension of credit (other than receivables and inventory arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person and shall include any Acquisition.

“Johnson Family” shall mean at any time, collectively, the estate of Samuel C. Johnson, the widow of Samuel C. Johnson and the children and grandchildren of Samuel C. Johnson, the executor or administrator of the estate or other legal representative of any such Person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations or other entities directly or indirectly controlled by the foregoing or any one or more of them.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date), provided that solely for purposes of the definition of “Applicable Rate” and Section 6.13(b), (i) Consolidated Total Indebtedness shall be calculated as of the last day of each fiscal quarter based upon the average quarter-end Consolidated Total Indebtedness for the four-quarter period ending as of the last day of such fiscal quarter and (ii) to the extent the Borrower or any Subsidiary makes a Permitted Acquisition or any other Acquisition consented to by the Required Lenders or a disposition of assets outside the ordinary course of business that is permitted by Section 6.05 or consented to by the Required Lenders (or all of the Lenders to the extent required by Section 9.02) during the period of four fiscal quarters of the Borrower most recently ended, the Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower), as if such Acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four quarter period; provided that notwithstanding any such adjustments, in no event shall the Consolidated Total Indebtedness for purposes of the calculation of the Leverage Ratio for any period be less than the amounts actually outstanding under this Agreement and the Revolving Credit Agreement on any applicable date.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Reuters British Bankers Association Libor Rates Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period, provided, however that for the Interest Period commencing on the Original Effective Date and ending on March 14, 2008, the LIBO Rate shall be equal to the rate for deposits in Dollars with a one-month maturity as of two (2) Business Days prior to the Original Effective Date.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in Dollars in an amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means a Loan made pursuant to Section 2.03.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Subsidiary Guaranty, the Pledge Agreements, the Collateral Agreements, any promissory notes executed and delivered pursuant to Section 2.04(e) and any and all other instruments and documents, including any account control or blocked account agreements, executed and delivered in connection with any of the foregoing.

“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise), operations or prospects, of the Borrower and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement any or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Foreign Subsidiary” means a Foreign Subsidiary that generates EBITDA on a consolidated basis calculated for such Foreign Subsidiary and its subsidiaries greater than or equal to 10% of Consolidated EBITDA.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means October 7, 2010.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Original Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Swap Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof.

“Operating Lease” of a Person means any lease of property (other than a capital lease under GAAP) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Original Effective Date” means the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 9.02).

 “Other Subsidiary Investment” means, for any period of determination, the sum, without duplication, of (i) the aggregate principal amount of all intercompany loans made during such period by any Loan Party to any Subsidiary which is not a Loan Party (less all repayments in immediately available funds of such intercompany loans during such period); (ii) the aggregate principal amount of Indebtedness of any Subsidiary which is not a Loan Party at the end of such period subject to Guarantees by any Loan Party; (iii) all Investments made during such period by any Loan Party in any Subsidiary which is not a Loan Party; and (iv) an amount equal to the net benefit derived by any Subsidiary which is not a Loan Party resulting from any non-arm’s-length transactions, or any other transfer of assets conducted, in each case entered into during such period, between any Loan Party, on the one hand, and such Subsidiary, on the other hand, other than (a) transactions in the ordinary course of business and (b) in respect of legal, accounting, reporting, listing and similar administrative services provided by any Loan Party to such Subsidiary in the ordinary course of business consistent with past practice.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related Acquisitions by the Borrower or any Subsidiary of (A) all or substantially all the assets of, or all the Equity Interests in, a target entity the identity of which has been disclosed to the Administrative Agent, for an aggregate consideration paid in respect of such Acquisition not to exceed an amount equal to $1,400,000, or (B) (i) all or substantially all the assets of, (ii) all the Equity Interests in, a Person or division or line of business of a Person or (iii) if clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such licensee’s rights under such license) under a trademark license to such licensee from the Borrower or any Subsidiary, if, at the time of and immediately after giving effect thereto, provided that with respect to any Acquisition: (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken, (c) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such Acquisition (including pro forma adjustments arising out of events which are directly attributable to the Acquisition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC), with the covenants contained in Sections 6.12 and 6.13, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance, and (d) in the case of an Acquisition or merger involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation; provided, further that with respect to any Acquisition under clause (B) above, either (x) (1) if the Senior Leverage Ratio as of the end of the most recently completed four fiscal quarter period prior to such Acquisition equals or exceeds 2.25 to 1.0, the aggregate consideration paid in respect of such Acquisition, together with the aggregate consideration paid in respect of all other Acquisitions by the Borrower or any Subsidiary since the Effective Date, shall not exceed $2,000,000 and after giving effect to such Acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 6.15 calculated including the consideration paid in respect of such Acquisition as a Capital Expenditure or (2) if the Senior Leverage Ratio as of the end of the most recently completed four fiscal quarter period prior to such Acquisition is less than 2.25 to 1.0, the aggregate consideration paid in respect of such Acquisition, together with the aggregate consideration paid in respect of all other Acquisitions by the Borrower or any Subsidiary since the Effective Date, shall not exceed $5,000,000 or (y) such Acquisition is financed through the issuance of new Equity Interests or the incurrence of Subordinated Indebtedness in excess of the Approved Subordinated Debt or both.

 “Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)  Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)  Investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)  fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)  money market funds that (i) in the case of a money market fund subject to regulation by the SEC, complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) in the case of any other money market fund, complies with all applicable legal requirements of the appropriate Governmental Authority, (iii) are rated AAA by S&P and Aaa by Moody’s and (iv) have portfolio assets of at least $5,000,000,000; and

(f)  Investments by Foreign Subsidiaries in financial institutions located outside the United States that are rated at least A by S&P and A2 by Moody’s.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreements” means those certain pledge agreements, share mortgages, charges and comparable instruments and documents from time to time executed pursuant to the terms hereof or the Revolving Credit Agreement in favor of the Administrative Agent for the benefit of the Secured Parties and in favor of the “Administrative Agent” for the benefit of the “Secured Parties” under the Revolving Credit Agreement.

“Pledged Equity” means all pledged Equity Interests in or upon which a security interest or Lien is from time to time granted to the Administrative Agent, for the benefit of the Secured Parties, under the Pledge Agreements.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures representing more than 50% of the sum of the total Credit Exposures at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase or repurchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement (Revolving), dated as of January 2, 2009, by and among Johnson Outdoors Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for itself and the other lenders thereunder, as amended, restated, supplemented or otherwise modified from time to time

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Obligations” means the Obligations hereunder and the “Obligations” under the Revolving Credit Agreement.

 “Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Administrative Agent and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Swap Obligations entered into with such Person by the Borrower or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Security Agreement” means that certain Security Agreement, dated as of October 3, 2008, by and among the Loan Parties, the Administrative Agent and the “Administrative Agent” under the Revolving Credit Agreement, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Senior Credit Liens” means the Liens granted by the Borrower or any Subsidiary in favor of the Administrative Agent on behalf of the Secured Parties and the “Administrative Agent” on behalf of the “Secured Parties” under the Revolving Credit Agreement pursuant to any Collateral Agreement or Pledge Agreement to secure the Secured Obligations.

“Senior Leverage Ratio” means the “Leverage Ratio” calculated with respect to the Consolidated Senior Indebtedness only.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal.  Such reserve percentages shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board.  Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the obligations of the Borrower and/or any Subsidiary in respect of any sum due to any Lender or the Administrative Agent hereunder or under any other Loan Document.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Domestic Subsidiary (other than an Excluded Subsidiary).  The Subsidiary Guarantors on each of the Effective Date and the Original Effective Date are identified as such in Schedule 3.01 hereto.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Original Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” means the execution, delivery and performance by the Borrower and the relevant Subsidiaries of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of Illinois from time to time.

 “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).

SECTION 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.

SECTION 1.05. Amendment and Restatement.  The amendment and restatement of the Existing Credit Agreement pursuant to this Agreement shall be effective as of January 2, 2009.  This Agreement shall amend and restate in its entirety the Existing Credit Agreement and shall have the effect of a substitution of terms of the Existing Credit Agreement, but this Agreement will not have the effect of causing a novation, refinancing or other repayment of the obligations under the Existing Credit Agreement (hereinafter the “Existing Obligations”) or a termination or extinguishment of the liens securing such Existing Obligations, which Existing Obligations shall remain outstanding and repayable pursuant to the terms of this Agreement and which liens shall remain attached, enforceable and perfected securing such Existing Obligations and all additional obligations arising under this Agreement.  Each reference to the Existing Credit Agreement in any of the other Loan Documents, or any other document, instrument or agreement delivered in connection herewith or therewith shall mean and be a reference to this Agreement.

ARTICLE II

The Credits

SECTION 2.01. Term Loans.  Pursuant to and in accordance with the terms and conditions set forth in the Existing Credit Agreement, each Lender made a term loan (the “Loan”) to the Borrower in Dollars on the Original Effective Date in a principal amount equal to the amount of such Lender’s Commitment.  Amounts repaid or prepaid in respect of the Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.  (a)    Each Loan was made as part of a single Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.

(b) Subject to Section 2.10, the Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith.

(c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert the Borrowing to, or continue, the Borrowing as, a Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Borrowing Type.  The initial Borrowing was a Eurocurrency  Borrowing with the Interest Period beginning on the Original Effective Date and ending on March 14, 2008. On March 14, 2008, the Borrowing shall automatically be converted to a Eurocurrency Borrowing with an Interest Period of three months and shall thereafter automatically successively continue as a Eurocurrency Borrowing with an Interest Period of three months.  Notwithstanding any contrary provision hereof, if a Default or an Event of Default has occurred and is continuing the Administrative Agent at its option may (and at the written direction of the Required Lenders shall), by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Borrowing may be made as, converted into or continued as a Eurocurrency Loan and unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.03. Funding of Borrowings.  (a)    Each Lender shall make the Loan to be made by it hereunder on the Original Effective Date by wire transfer of immediately available funds by 12:00 noon, Chicago time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to Account No. DDA 5529069 of the Borrower maintained with the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the Original Effective Date that such Lender will not make its Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing.

SECTION 2.04. Repayment of Loans; Evidence of Debt.  (a)   The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be primafacie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that the Loan made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05. Prepayment of Loans.  The Borrower shall have the right at any time and from time to time to prepay the Borrowing in whole or in part, subject to prior notice as provided in this Section.  The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Chicago time, at least one Business Day before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., Chicago time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each prepayment of the Borrowing shall be applied ratably to the Loans.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08 and break funding costs to the extent required by Section 2.11.

SECTION 2.06. Fees.  (a)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent.  Fees paid shall not be refundable under any circumstances.

SECTION 2.07. Interest.  (a)    The Loans comprising each ABR Borrowing shall bear interest at the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Applicable Rate for the Interest Period in effect for such Borrowing.

(c) During the continuance of an Event of Default the Administrative Agent may, at its option (and at the written direction of the Required Lenders, shall), by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurocurrency Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each ABR Loan shall bear interest at a rate per annum equal to the Applicable Rate in effect from time to time plus 2% per annum, provided that, during the continuance of an Event of Default under clauses (h), (i) or (j) of Article VII, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest for any Loan that is computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.08. Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the Borrowing shall convert to an ABR Borrowing at the end of the Interest Period then in effect.

SECTION 2.09.  [Intentionally Omitted].

SECTION 2.10. Increased Costs.  (a)    If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loan made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining any Eurocurrency Loan or to reduce the amount of any sum received or receivable by such Lender hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; providedfurther that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.11. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.05 and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.14, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.12. Taxes.  (a)    Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.10, 2.11 or 2.12, or otherwise) prior to 12:00 noon, Chicago time on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Suite IL1-0010, Chicago, Illinois 60603 and except that payments pursuant to Sections 2.10, 2.11, 2.12 and 9.03 shall be made directly to the Persons entitled thereto.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.13(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.14. Mitigation Obligations; Replacement of Lenders.  (a)    If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender defaults in its obligation to fund its Loan hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such  assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in current or good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.  Schedule 3.01 hereto (as supplemented from time to time) identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ and nominees’ qualifying shares as required by law), a description of each class issued and outstanding.  All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or any Subsidiary free and clear of all Liens, other than Liens created under the Pledge Agreements.  There are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Subsidiary, except for the issuance of Equity Interests in the Borrower to members of management or other employees.

SECTION 3.02. Authorization; Enforceability.  The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens created under the Pledge Agreements.

SECTION 3.04. Financial Condition; No Material Adverse Change.  (a)    The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 28, 2007 reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the fiscal year ended October 3, 2008, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since September 28, 2007, there has been no event, development or circumstance which has had or could reasonably be expect to have a Material Adverse Effect other than those matters disclosed in the financial information referred to in clause (ii) of Section 3.04(a) or otherwise disclosed to the Administrative Agent in writing.

SECTION 3.05. Properties.  (a)    Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.    There are no Liens on any of the real or personal properties of the Borrower or any Subsidiary except for Liens permitted by Section 6.02.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters.  (a)   There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.  There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Neither the Borrower nor any Subsidiary is party or subject to any law, regulation, rule or order, or any obligation under any agreement or instrument, that has a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status.  Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12. Federal Reserve Regulations.  No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13. No Default.  The Borrower is in full compliance with this Agreement and no Default or Event of Default has occurred and is continuing.

SECTION 3.14. First Priority Liens.  Each Senior Credit Lien is a valid, perfected first priority Lien on the portion of the Collateral covered thereby, subject only to Permitted Encumbrances. Except for the filing of the financing statements referred to in Section 4.03, no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the first priority Lien of the Administrative Agent, for the benefit of the Secured Parties, in any part of the Collateral as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, the Borrower or any of its Subsidiaries.  Except for the filing of the financing statements referred to in Section 4.03, no consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the pledge by the Borrower or any of its Subsidiaries of any of the Collateral pursuant to the applicable Collateral Agreement or Pledge Agreement, (y) the perfection or maintenance of the Lien created thereby (including the first priority nature of such Lien) or (z) the exercise by the Administrative Agent of the rights or the remedies in respect of the Collateral provided for in this Agreement, any Collateral Agreement or any Pledge Agreement.

ARTICLE IV

Conditions

SECTION 4.01. Original Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of the Existing Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of the Existing Credit Agreement) that such party has signed a counterpart of the Existing Credit Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Original Effective Date) of Reinhart Boerner Van Deuren s.c., counsel for the Loan Parties, and such other local counsel opinions as may be applicable, substantially in the form of Exhibit B to the Existing Credit Agreement, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.

(c) The Lenders shall have received (i) reasonably satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Original Effective Date as to which such financial statements are available, (ii) reasonably satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) such other documents or information as the Administrative Agent and the Lenders shall reasonably request.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and current status or good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit C to the Existing Credit Agreement.

(e) The Administrative Agent shall have received evidence satisfactory to it that the Revolving Credit Agreement has been amended to permit incurrence of the Indebtedness evidenced by the Existing Credit Agreement.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Original Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Chicago time, on the Original Effective Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).  The Administrative Agent and each Lender acknowledge that the conditions set forth in Section 4.01 were satisfied (or waived pursuant to Section 9.02 at or prior to 3:00 p.m., Chicago time, on the Original Effective Date.

SECTION 4.02. Effective Date of Amendment and Restatement.  The Amendment and Restatement and the obligation of each Lender to make or continue the Loan on or after the Effective Date, is subject to the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or transmission by e-mail of a portable document file (“pdf”) or similar file of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Reinhart Boerner Van Deuren s.c., counsel for the Loan Parties, and such other local counsel opinions as may be applicable, substantially in the form of Exhibit B, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion.

(c) The Lenders shall have received (i) reasonably satisfactory audited consolidated financial statements of the Borrower for the fiscal years ended September 28, 2007 and September 29, 2006, (ii) reasonably satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) reasonably satisfactory financial statement projections through and including the Borrower’s 2010 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and current or good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit C.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f) The Administrative Agent shall have received an executed copy of an amendment and restatement of the Revolving Credit Agreement on terms similar to those contained in this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that the delivery within the time period specified above of the Borrower’s Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.01(a), provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10-K if it shall have timely made such Form 10-K available on the “EDGAR” online service provided by the SEC and on its home page on the worldwide web (at the date of this Agreement located at: http://www.edgar-online.com) and shall have given each Lender prior notice of such availability on EDGAR and on its home page in connection with such delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery within the time period specified above of copies of the Borrower’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.01(b), provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made Electronic Delivery thereof;

(c) within fifteen (15) days after the end of each fiscal month (except for fiscal months the end of which coincides with the end of a fiscal quarter) of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis;

(d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above (and in the case of Electronic Delivery of such financial statements, concurrently with the notice of the Lenders of such Electronic Delivery), a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) in the case of delivery of financial statements under clauses (a) and (b), (x) setting forth reasonably detailed calculations demonstrating compliance with Section 6.13, and (y) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.05 and 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided that Electronic Delivery of Forms 10-K, 10-Q, proxy statements and other materials shall be deemed to satisfy the Borrower’s obligations to provide such forms under this subsection; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.  The Borrower shall pay, or reimburse the Administrative Agent for, the expenses of one (1) field examination by auditors selected by the Administrative Agent per twelve-month period (or, if an Event of Default has occurred and is continuing, per three-month period).

SECTION 5.07. Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Subsidiary Guaranty.  As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Subsidiary or merges into a Subsidiary pursuant to Section 6.03, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary which also qualifies as a Subsidiary Guarantor to deliver to the Administrative Agent the Subsidiary Guaranty pursuant to which such Subsidiary agrees to be bound by the terms and provisions of thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

SECTION 5.10. Pledge Agreements.  The Borrower shall pledge to the Administrative Agent for the benefit of the Secured Parties pursuant to a Pledge Agreement governed by Illinois law with respect to 65% of all of the outstanding Equity Interests of any First Tier Foreign Subsidiary that is a Material Foreign Subsidiary; provided that no such pledge of the Equity Interests of a First Tier Foreign Subsidiary shall be required hereunder to the extent such pledge (i) is prohibited by applicable law or (ii) the Administrative Agent and its counsel reasonably determine that, in light of the cost and expense associated therewith, such pledge would not provide material support for the benefit of the Secured Parties pursuant to legally binding, valid and enforceable Pledge Agreements.  The Borrower further agrees to deliver to the Administrative Agent all such Pledge Agreements, together with appropriate corporate resolutions and other documentation (including legal opinions, the stock certificates representing the Equity Interests subject to such pledge, stock powers with respect thereto executed in blank, and such other documents as shall be reasonably requested to perfect the Lien of such pledge) in each case in form and substance reasonably satisfactory to the Administrative Agent, and in a manner that the Administrative Agent shall be reasonably satisfied that it has a first priority perfected pledge of or charge over the Pledged Equity related thereto.

SECTION 5.11. Senior Credit Liens.  As promptly as possible but in any event no later than the date that is thirty (30) days (or such date up to thirty (30) days thereafter as may be agreed upon by the Administrative Agent) after the Effective Date, the Borrower shall, and shall cause its Subsidiaries to, take any and all actions necessary to create and maintain in favor of the Administrative Agent, on behalf of the Secured Parties, a valid, perfected, first-priority Lien, subject only to Permitted Encumbrances, in all owned and leased,  real, personal, tangible, intangible or mixed property located in the United States, including brands and intellectual property, whether existing or hereafter acquired to secure the Secured Obligations, including causing a UCC financing statement describing the Collateral and naming the Borrower or any Subsidiary as debtor and the Administrative Agent, on behalf of the Secured Parties, as secured party to be filed in the appropriate filing office. In connection with any Lien with respect to real property, the Borrower shall, and shall cause any relevant Subsidiary to, provide at its expense such diligence items as the Administrative Agent may reasonably request, including ALTA surveys, title insurance, environmental studies, zoning reports and landlord or tenant consents.  In addition, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver all such financing statements, continuation statements, instruments of further assurance and other instruments and such supplements and amendments hereto or to any Collateral Agreement or Pledge Agreement and take such other action as may be necessary or advisable to in order to: (i) grant more effectively all or any portion of the Collateral; (ii) maintain or preserve the Lien (and the priority thereof) of any Collateral Agreement or Pledge Agreement or to carry out more effectively the purposes thereof, including in the event of any change in Articles 8 or 9 of the UCC; (iii) preserve and defend title to the Collateral and the rights therein of the Administrative Agent, on behalf of the Secured Parties, in the Collateral against the claims of all Persons and parties; or (iv) pay any and all taxes levied or assessed upon all or any part of the Collateral.

SECTION 5.12. Accounts.  As promptly as possible but in any event no later than the date that is thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after the Effective Date, the Borrower shall maintain all cash management accounts (other than pay-roll accounts) only at banks which are Lenders under this Agreement and shall enter into blocked account agreements (which shall include an agreement in writing that the account bank will, upon notice by the Administrative Agent of the occurrence and continuance of a Default, comply with instructions from the Administrative Agent directing the disposition of funds in such account without further consent by the Borrower) in the form satisfactory to the applicable Lender with respect to each such account; provided that the Borrower may maintain the accounts listed on Schedule 5.12 with the respective banks listed with respect thereto provided that (1) such accounts are subject to blocked account agreements in the form satisfactory to the Administrative Agent and (2) the aggregate balance of such accounts does not, at any time, exceed $350,000.

ARTICLE VI

Negative Covenants

Until the principal of and interest on each Loan and all fees  payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness by any Subsidiary which is not a Loan Party to the Borrower or any other Subsidiary shall comply with the proviso in Section 6.04(d);

(d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary of Indebtedness of any Subsidiary which is not a Loan Party shall comply with the proviso in Section 6.04(d);

(e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $10,000,000 at any time outstanding;

(f) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

(g) Indebtedness constituting (a) accounts payable of the Borrower and its Subsidiaries arising in the ordinary course of business payable on terms customary in the trade and consistent with past practice, (b) payroll accruals, (c) tax, assessments and other governmental charges which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, and (d) other similar unsecured Indebtedness incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit;

(h) Indebtedness in connection with overdraft facilities in an aggregate outstanding principal amount not to exceed $10,000,000;

(i) Indebtedness evidenced by letters of credit in an aggregate face amount not to exceed $10,000,000 at any time;

(j) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding

(k) Approved Subordinated Debt, if any; and

(l) Indebtedness incurred pursuant to the Revolving Credit Agreement.

SECTION 6.02. Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances and Liens created under the Pledge Agreements;

(b) the Senior Credit Liens;

(c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(f) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(g) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(h) the sale of receivables provided the aggregate book value of such receivables does not exceed $100,000.

SECTION 6.03. Fundamental Changes.  (a)   The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary/Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Subsidiary Guarantor (subject to the limitations of Section 6.04), (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) the Borrower may effect the 2008 Restructuring and (vi) the Borrower or any Subsidiary may sell all of the Equity Interest of a Subsidiary, and a Subsidiary may sell, lease, transfer or otherwise dispose of assets, if permitted under Section 6.05; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Borrower shall not change any of and shall not permit any Subsidiary to change (i) its corporate name, (ii) the name under which it does business, (iii) its type of organization or (iv) the jurisdiction in which it is organized, unless, in each case, (1) each of the Administrative Agent, the Issuing Bank, the Swingline Lender and each Lender shall have received not less than thirty (30) days’ prior written notice thereof and (2) the Borrower has taken all action required to maintain the Administrative Agent’s first priority perfected Lien for the benefit of the Secured Parties in the Collateral.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) Permitted Acquisitions;

(c) Investments by the Borrower in the Equity Interests of its Subsidiaries; provided that any Investments made by the Borrower after the Original Effective Date in the Equity Interests of a Subsidiary which is not a Loan Party must comply with the proviso to Section 6.04(d);

(d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that the Borrower will not, nor will it permit any other Loan Party to, enter into or suffer to exist Other Subsidiary Investments at any time during any fiscal year (but calculated exclusive of all Other Subsidiary Investments existing immediately prior to such fiscal year) of the Borrower in an aggregate amount greater than $10,000,000;

(e) Guarantees constituting Indebtedness permitted by Section 6.01;

(f) Investments in existence on the date of this Agreement and described in Schedule 6.04;

(g) notes payable or stock or other securities issued by account debtors to the Borrower or any Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business, consistent with past practices;

(h) loans or advances made by the Borrower or any Subsidiary to its employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $2,000,000 in the aggregate at any one time outstanding;

(i) Investments in the form of Swap Agreements permitted by Section 6.07;

(j) Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(k) Investments received in connection with the disposition of assets permitted by Section 6.05;

(l) Investments constituting deposits described in clauses (c) and (d) of the definition of “Permitted Encumbrances”; and

(m) Investments resulting from the 2008 Restructuring provided that the Subsidiaries created to effect the 2008 Restructuring execute and deliver the Subsidiary Guaranty and related documents in accordance with Section 5.09 prior to the effective date of the asset transfers to such Subsidiaries.

SECTION 6.05. Asset Sales and Equity Issuances.  The Borrower will not, and will not permit any of its Subsidiaries to, issue any Equity Interests, receive any capital contribution, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

(b) sales, transfers and dispositions to the Borrower or any Subsidiary Guarantor;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of Investments permitted by clauses (a), (g), (h), (i), (k) and (l) of Section 6.04 and clauses (iii) and (v) of Section 6.03(a);

(e) sale and leaseback transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that each such transaction (i) is for consideration consisting of at least eighty-five percent (85%) of cash, (ii) is for not less than fair market value (as determined in good faith by the Borrower’s board of directors), (iii) after giving effect to such transaction, no Default or Event of Default shall exist, (iv) together with all other such transactions under this subsection (g) calculated at book value (1) during the immediately preceding twelve-month period, represent the disposition of (x) not greater than twenty percent (20%) of the Borrower’s Consolidated Total Assets at the end of the fiscal year immediately preceding that in which such transaction is  proposed to be entered into and (y) in the case of the sale, transfer or other disposition of assets comprising a business line of the Borrower or a Subsidiary, such business line generated net income not greater than twenty percent (20%) of the Borrower’s Consolidated Net Income for such preceding fiscal year, and (2) during the period from the date hereof to the date of such proposed transaction represents the disposition of (x) not greater than thirty-five percent (35%) of the Borrower’s Consolidated Total Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into and (y) in the case of the sale, transfer or other disposition of assets comprising a business line of the Borrower or a Subsidiary, such business line generated net income not greater than thirty-five percent (35%) of the Borrower’s Consolidated Net Income for such preceding fiscal year and (v) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such transaction (including pro forma adjustments arising out of events which are directly attributable to the sale, transfer or disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC), with the covenants contained in Sections 6.12 and 6.13 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such transaction had occurred on the first day of each relevant period for testing such compliance and, if the assets sold, transferred or disposed of in such transaction represent the disposition of assets (1) exceeding five percent (5%) of the Borrower’s Consolidated Total Assets as at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into or (2) in the case of the sale, transfer or other disposition of assets comprising a business line of the Borrower or a Subsidiary, such business line generated net income comprising greater than five percent (5%) of the Borrower’s Consolidated Net Income for such preceding fiscal year, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect (and if the assets sold, transferred or disposed of in such transaction represent the disposition of assets (1) exceeding ten percent (10%) of the Borrower’s Consolidated Total Assets as at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into or (2) in the case of the sale, transfer or other disposition of assets comprising a business line of the Borrower or a Subsidiary, such business line generated net income comprising greater than ten percent (10%) of the Borrower’s Consolidated Net Income for such preceding fiscal year, such certificate and the supporting calculations shall have been reviewed by Ernst & Young LLP or other independent public accountants of recognized national standing), together with all relevant financial information requested by the Administrative Agent; and

(h) issuances of Equity Interests and receipt of capital contributions so long as the net cash proceeds received by the Borrower or any Subsidiary are applied as set forth below;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 85% cash consideration or as a trade-in for replacement property providedfurther that the Borrower shall cause (1) eighty percent (80%) of the proceeds of any sale, transfer, lease or other disposition of any asset of the Borrower or any Subsidiary permitted hereby (other than those permitted by paragraph (a), (b), (f) or (h) above or by clause (iii) of Section 6.03), net of the costs of such sale, transfer, lease or other disposition and of cash restructuring charges in an amount reasonably acceptable to the Administrative Agent and incurred in the same fiscal quarter as the sale, transfer, lease or other disposition to which such charges relate or in the succeeding two fiscal quarters and (2) seventy-five percent (75%) of the net cash proceeds received by the Borrower or any Subsidiary from the issuance of Equity Interests and receipt of capital contributions pursuant to clause (h) above, to be applied, in each case, ratably, to repay (A) “Loans”, unreimbursed “LC Disbursements”, and other amounts owed under the Revolving Credit Agreement, and not in permanent reduction of the “Commitments” thereunder (first to repay unreimbursed “LC Disbursements,” “Swingline Loans” and “Revolving Loans,” second to cash-collateralize “Letters of Credit” in an amount equal to 110% of the face amount thereof, third to repay other amounts due thereunder) and (B) “Loans” and other amounts due hereunder until paid in full.

SECTION 6.06. Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. Swap Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rates or otherwise) with respect to any interest-bearing liability or Investment of the Borrower or any Subsidiary.

SECTION 6.08. Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

SECTION 6.09. Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets material to its business from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (b) transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliate.

SECTION 6.10. Restrictive Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, by the Revolving Credit Agreement or any document relating thereto or by any document relating to Approved Subordinated Debt, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents.  The Borrower shall not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a)  agreement relating to any Subordinated Indebtedness (except as permitted in any intercreditor agreement between the Lenders (or the Administrative Agent on behalf of the Lenders) and the holders of such Subordinated Indebtedness) or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders.

SECTION 6.12. Minimum Asset Coverage Ratio.  The Borrower will not permit the Asset Coverage Ratio for any calendar month to be less than 1.0 to 1.0 as of the last day of such month.

SECTION 6.13. Quarterly Financial Covenants.

(a) Minimum Fixed Charge Coverage Ratio.  The Borrower will not permit the Fixed Charge Coverage Ratio, calculated for the Borrower and its Subsidiaries on a consolidated basis, determined for the period of four (4) consecutive fiscal quarters then ending as of the end of each of its fiscal quarters to be less than the ratio set forth on Schedule 6.13 under the caption “Minimum Fixed Charge Coverage Ratio” for the date of the end of each such fiscal quarter.

(b) Maximum Leverage Ratio.   The Borrower will not permit the Leverage Ratio, calculated for the Borrower and its Subsidiaries on a consolidated basis, determined for the period of four (4) consecutive fiscal quarters then ending as of the end of each of its fiscal quarters, to exceed the ratio set forth on Schedule 6.13 under the caption “Maximum Leverage Ratio” for the date of the end of each such fiscal quarter.

(c) Maximum Senior Leverage Ratio.  The Borrower will not permit the Senior Leverage Ratio, calculated for the Borrower and its Subsidiaries on a consolidated basis, determined for the period of four (4) consecutive fiscal quarters then ending as of the end of each of its fiscal quarters, to exceed the ratio set forth on Schedule 6.13 under the caption “Maximum Senior Leverage Ratio” for the date of the end of each such fiscal quarter.

(d) Minimum Consolidated EBITDA. The Borrower will not permit the Consolidated EBITDA, calculated for the Borrower and its Subsidiaries on a consolidated basis, determined for the period of four (4) consecutive fiscal quarters then ending as of the end of each of its fiscal quarters, to be less than the amount set forth on Schedule 6.13 for the date under the caption “Minimum Consolidated EBITDA” for the date of the end of each such fiscal quarter.

(e) Maintenance of Net Worth.   The Borrower will not permit Consolidated Net Worth at any time to be less than the sum of (i) $110,000,000, plus (ii) 90% of positive Consolidated Net Income earned during each fiscal year, commencing with the fiscal year ending on October 3, 2008, plus (iii) 75% of the net cash proceeds resulting from any issuance of capital stock by the Borrower.

SECTION 6.14. Fiscal Year.  Neither the Borrower nor any of its Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of a 52/53 calendar week year ending on or about September 30 of each year without the prior written consent of the Administrative Agent.

SECTION 6.15. Capital Expenditures.  Neither the Borrower nor any of its Subsidiaries shall make Capital Expenditures in excess of $4,000,000 per fiscal quarter or in excess of $10,000,000 per fiscal year.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08, 5.09, 5.10, 5.11 or 5.12 or in Article VI, (ii) any Loan Document shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Borrower or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document or any of its obligations thereunder or (iii) the occurrence and continuance of an “Event of Default” under and as defined in the Revolving Credit Agreement;

(e) the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, following the expiration of any applicable grace periods;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (except to the extent covered by independent third-party insurance as to which the insurer has not disclaimed coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur; or

(n) Administrative Agent shall fail to have a valid, perfected first priority Lien on the Collateral in the United States (or any state thereof), for the benefit of the Secured Parties, subject only to Permitted Encumbrances;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vi) the creation, perfection or priority of the Senior Credit Liens on any portion of the Collateral or the existence of any Collateral.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their capacity as Syndication Agents or Documentation Agents as it makes with respect to the Administrative Agent in the preceding paragraph.

In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC.  Each Lender authorizes the Administrative Agent to enter into each of the Pledge Agreements and the Collateral Agreements to which it is a party and to take all action contemplated by such documents.  Each Lender agrees that no Secured Parties (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Pledge Agreement or Collateral Agreement, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Pledge Agreements and the Collateral Agreements.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.  The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(b); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto.  Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.  (a)   Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Borrower, to it at 555 Main Street, Suite 023, Racine, Wisconsin  53403, Attention: Treasury Department (Facsimile No. (262) 631-6608) with a copy to the Borrower at 555 Main Street, Suite 023, Racine, Wisconsin 53403, Attention: General Counsel (Facsimile No. (262) 631-6610);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Operations, 10 S. Dearborn Street, Suite IL1-0010, Chicago, IL 60603, Attention of Alex Lesiak (Facsimile No. (312) 385-7096 and e-mail janusz.a.lesiak@jpmchase.com) with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, Chicago, IL 60603, Attention of Nathan Bloch (Facsimile No. (312) 325-3060 and e-mail address nathan.bloch@jpmorgan.com); and

(iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments.  (a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release any Subsidiary Guarantor from its obligation under the Subsidiary Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.  (a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as IntraLinks) of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement, collection or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04. Successors and Assigns.  (a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, or Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.12 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.13(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)            (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

(ii)            A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(e) as though it were a Lender.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.  The provisions of Sections 2.10, 2.11, 2.12 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by e-mail transmission of a portable document file (“pdf”) or similar file shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.  (a)    This Agreement shall be construed in accordance with and governed by the law of the State of Illinois.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or Illinois State Court sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JOHNSON OUTDOORS INC.

By  /s/ David W. Johnson
Name:  David W. Johnson
Title:  Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually
as a Lender and as Administrative Agent

By  /s/ Sabir A. Hashmy
Name:  Sabir A. Hashmy
Title:  Vice President

BANK OF AMERICA, N.A., as successor by
merger to LaSalle Bank National Association,
as a Lender

By  /s/ Steven K. Kessler
Name:  Steven K. Kessler
Title:  Senior Vice President

M&I MARSHALL & ILSLEY BANK,
as a Lender

By  /s/ Ronald J. Carey
Name:  Ronald J. Carey
Title:  Vice President

By  /s/ James R. Miller
Name:  James R. Miller
Title:  Senior Vice President

Signature Page to
Amended and Restated Credit Agreement (Term)
Johnson Outdoors Inc.

ASSOCIATED BANK, N.A., as a Lender

By  /s/ Daniel Holzhauer
Name:  Daniel Holzhauer
Title:  Vice President

HSBC BANK USA, NA, as a Lender

By  /s/ Melissa A. Morris
Name:  Melissa A. Morris
Title:  Vice President

THE PRIVATE BANK AND TRUST
COMPANY, as a Lender

By  /s/ Jeff Janza
Name:  Jeff Janza
Title:  Associate Managing Director

WELLS FARGO BANK, N.A., as a Lender

By  /s/ Brady McMonigal
Name:  Brady McMonigal
Title:  Vice President

Signature Page to
Amended and Restated Credit Agreement (Term)
Johnson Outdoors Inc.

SCHEDULE 1.01

ADJUSTMENTS TO CONSOLIDATED EBITDA; EXCLUDED SUBSIDIARIES

Adjustments to Consolidated EBITDA

$ millions
	Quarter Ending
	Actual	Actual	Actual	Actual	Forecast
	Dec-07	Mar-08	Jun-08	Sep-08	Dec-08
Diving Restructure (Plant/People)	0.6	0.7	0.8	1.2	0.2
Legal Settlement	0.2	-	-	-	-
Flood Recovery	-	(0.3)	-	-	-
Headcount Reductions	-	-	0.3	0.3	0.1
Goodwill impairment	-	-	-	40.9	-
Inventory impairment	-	-	-	3.5	-
Watercraft DC move	0.2	0.1	-	-	-
Paddle Recall costs	-	-	0.4	-	-
Watercraft AR reserve	-	-	-	0.2	-
Jack Wolfskin hedge writeoff	-	-	-	0.4	-
Acquisition costs	-	-	0.4	0.1	-
F/X (Gains)/Losses	0.2	1.4	(0.3)	(0.4)

Total	1.3	2.0	1.5	46.3	0.3

Excluded Subsidiaries

SCHEDULE 2.01

COMMITMENTS

Lender	Title	Allocation
JPMorgan Chase Bank, N.A.	Administrative Agent	$7,500,000
Bank of America, N.A., as successor by merger to LaSalle Bank National Association		8,750,000
Wells Fargo Bank, N.A.		8,750,000
M&I Marshall & Ilsley Bank		8,750,000
Associated Bank, N.A.		8,750,000
HSBC Bank USA, NA		8,750,000
The Private Bank and Trust Company		8,750,000

Total		$60,000,000

SCHEDULE 5.12

NON-LENDER ACCOUNTS

Bank Name	Company Name	Account Type
Key Bank	Old Town Canoe, Inc.	Regular	Company store location
Key Plaza, 23 Water Street		Payroll
Bangor, ME 04401		Sweep

Key Bank	Ocean Kayak	Cash Collection	Company store location
101 E. Holly Street
Bellingham, WA 98225		Payroll

M&T Bank	Binghamton Operations	Payroll	Company store location
35-41 Washington Ave		General
Endicott, NY 13760		Depository

U S Bank	Mankato Operations	Payroll account
204 South Second Street
PO Box 548
Mankato, MN 56002

Bank Trust	Techsonic Industries, Inc.	Disbursement account
218 East Broad St.
PO Box 1269
Eufaula, AL 36072-1269

Johnson Bank	Johnson Outdoors		Company store location
555 Main St.		Payroll
Racine, WI 53403		Deposits

SCHEDULE 6.13

QUARTERLY FINANCIAL COVENANTS

Fiscal Quarter Ending On or About	Minimum Fixed Charge Coverage Ratio	Maximum Leverage Ratio	Maximum Senior Leverage Ratio	Consolidated EBITDA (millions of $)
12/31/2008	1.85 to 1.0	5.50 to 1.0	4.40 to 1.0	19.00
3/31/2009	1.85 to 1.0	5.50 to 1.0	3.55 to 1.0	19.40
6/30/2009	1.45 to 1.0	5.50 to 1.0	5.00 to 1.0	13.20
9/30/2009	1.80 to 1.0	4.50 to 1.0	3.40 to 1.0	18.55
12/31/2009	1.90 to 1.0	4.25 to 1.0	3.25 to 1.0	22.10
3/31/2010	2.00 to 1.0	4.00 to 1.0	3.00 to 1.0	22.48
6/30/2010	2.00 to 1.0	3.75 to 1.0	2.75 to 1.0	23.84
9/30/2010	2.00 to 1.0	3.75 to 1.0	2.75 to 1.0	24.40

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement (Term) identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_____________________________________

2.	Assignee:	_____________________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	Johnson Outdoors Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

__________________________
1Select as applicable.

5.	Credit Agreement:
The $60,000,000 Amended and Restated Credit Agreement (Term), dated as of January 2, 2009 among Johnson Outdoors Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders parties thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:____________________________
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:____________________________
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
  Administrative Agent

By:________________________________
Title:

____________________
2 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to:]3

JOHNSON OUTDOORS INC.

By:________________________________
Title:

____________________
3 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT B

OPINION OF COUNSEL FOR THE LOAN PARTIES

EXHIBIT C

LIST OF CLOSING DOCUMENTS

Attached.